ADDENDUM TO THE

LEASE AGREEMENT

Made and entered into by and between

BUZZ TRADING 199 (PTY) LTD
(REG. NO. 2007/021617/07)

REPRESENTED BY: LANCE MANNING SEYMOUR CHALWIN-MILTON
ID NUMBER: 680904 6081 087

DIRECTOR
(hereinafter referred to as the "*LESSOR*")

AND

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED
(REG. NO. 2002/031446/06)

REPRESENTED BY: NUNTHAKUMARIN PILLAY
ID NUMBER: 701129 5255 08 7

VICE PRESIDENT
(hereinafter referred to as the "LESSEE")

Jointly referred to as The Parties

WHEREAS the parties hereto entered into an Addendum of Lease, pertaining to the premises measuring 7 913.36 square meters, situated at President Place, 7 Hood Avenue, Rosebank, Johannesburg, as in the Lease Agreement which was concluded on the 07 May 2013 for a period of 5(Five) years commencing on the 01 December 2011 and terminating on the 30 November 2016.

AND WHEREAS the Lessor and Lessee has agreed to extend this Lease Agreement for a further period of 1 (one) year;

Now therefore it is agreed as follows:

1. That the lease term is hereby extended for a period of 1 (one) year with effect from 01 December 2016 to the 30 November 2017.

2. That all terms and conditions of the Lease Agreement will remain unchanged for the extended period of this Addendum.

3. The monthly rental payable by the Lessee to the Lessor for the extended period shall be as follows (Excluding VAT) :

FLOOR	NORTH WING	WEST WING	TOTAL AREA	RENT - R85.30	OPS - R26.56	RATES (2016/2017) - R22.67	TOTAL
GROUND	-	221.66	221.66	18 907.60	5 887.29	5 025.03	**29 819.92**
THIRD	938.72	938.72	1 877.44	160 145.63	49 864.81	42 561.56	**252 572.00**
FOURTH	938.70	938.70	1 877.40	160 142.22	49 863.74	42 560.66	**252 566.62**
FIFTH	938.70	938.70	1 877.40	160 142.22	49 863.74	42 560.66	**252 566.62**
SIXTH	722.73	716.73	1 439.46	122 785.94	38 232.06	32 632.56	**193 650.55**
BASEMENT	620.00	-	620.00	52 886.00	16 467.20	14 055.40	**83 408.60**
			7 913.36	**675 009.61**	**210 178.84**	**179 395.87**	**1 064 584.32**

4. The other monthly costs payable by the Lessee to the Lessor for the extended period shall be as follows: (Excluding VAT)

   4.1 Parking Rental : Basement bays – R715.55 per bay

   4.2 Parking Bay/s : 250 Basement parking bays
   Level 1 – 30 bays
   Level 2 – 59 bays
   Level 3 – 161 bays

   4.3 Storage rental Basement level 3 – R5 464.17

   4.4 Generator room Basement level 1 – R2 732.08

   4.5 Levy Contribution R6 112.12

The *domicilium citandi et executandi* of

PRESIDENT PLACE

6TH FLOOR WEST WING

7 HOOD AVENUE

ROSEBANK

DATED at ROSEBANK this 18th day of NOVEMBER 2016

For and on behalf of the LESSOR

As Witnesses:

1. ______________________

2. ______________________

DATED at Rosebank this 18th day of November 2016

For and on behalf of the LESSEE

As Witnesses:

1. ______________________

2. ______________________